EXHIBIT 99.1

For More Information:

Investor contact: Aaron Pearce 414-438-6895

Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2013 First Quarter Results

MILWAUKEE (November 15, 2012)—Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2013 first quarter ended October 31, 2012.

Quarter Ended October 31, 2012 Financial Results:

Sales for the fiscal 2013 first quarter ended October 31, 2012, were down 3.4 percent to $337.6 million compared to $349.5 million in the first quarter of fiscal 2012. Organic sales were down 1.9 percent, the impact of foreign currency translation decreased sales by 2.1 percent, and acquisitions, net of divestitures added 0.6 percent. By segment, organic sales decreased 0.7 percent in the Americas, 3.2 percent in EMEA and 2.5 percent in the Asia-Pacific region.

Net income in the fiscal 2013 first quarter was down 16.9 percent to $27.2 million compared to $32.7 million in the same quarter last year. Excluding the losses in the first quarter of fiscal 2013 from the sales of Brady Medical, a medical die-cut business headquartered in Texas, and Varitronics, a business headquartered in Minnesota serving the education market, net income was down 7.1 percent to $30.4 million.

Earnings per diluted Class A Common Share were down 14.5 percent to $0.53 in the first quarter of fiscal 2013 compared to $0.62 in the same quarter last year. Diluted Earnings per Class A Common Share excluding losses on the sales of businesses were down 4.8 percent to $0.59 in the first quarter of fiscal 2013.

Commentary and Guidance:

“I am pleased with our performance in the quarter as our business in the Americas and Asia-Pacific showed improved results over last quarter. In Asia in particular we benefited from several new product wins in the mobile handset and tablet computer space,” said Brady’s President and Chief Executive Officer, Frank M. Jaehnert. “Europe continues to be impacted by a difficult economic environment, and we are shifting resources to higher growth opportunities in Central Europe, the Middle East, and Africa. In addition, we are continuing to prune our portfolio of businesses. As we look to the remainder of fiscal 2013, we believe there is limited likelihood that the macro-economy will provide a tailwind. We therefore will continue on the path to create our own growth story by further investing in geographic expansion; expanding globally in certain focus markets, such as aerospace and mass transit, chemical, oil and gas, and food and beverage processing; new product development; customer conversion; and expansion of our digital capabilities to provide the best overall buying experience for our customers.”

“We anticipate approximately flat organic sales growth for the full fiscal year 2013, with sales growth in the second half of the year driven by our initiatives,” said Brady’s Chief Financial Officer Thomas J. Felmer. “We are reiterating our full-year fiscal 2013 earnings per diluted Class A Common Share guidance of between $2.20 and $2.40, exclusive of after-tax restructuring charges and gains or losses on the sales of any businesses. This guidance is based on exchange rates as of October 31, 2012, and a full-year income tax rate in the mid-to-upper 20 percent range.”

A webcast regarding Brady’s fiscal 2013 first quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2012 employed approximately 6,900 people at operations in the Americas, EMEA and Asia-Pacific. Brady’s fiscal 2012 sales were approximately $1.32 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; increased usage of e-commerce allowing for ease of price transparency; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, and transportation; future competition; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady’s ability to retain significant contracts and customers; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; risks associated with obtaining governmental approvals and maintaining regulatory compliance; Brady’s ability to develop and successfully market new products; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; risks associated with restructuring plans; environmental, health and safety compliance costs and liabilities; technology changes and potential security violations to the Company’s information technology systems; Brady’s ability to maintain compliance with its debt covenants; increase in our level of debt; potential write-offs of Brady’s substantial intangible assets; unforeseen tax consequences; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2012.

These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, Except Per Share Amounts)

	(Unaudited)
	Three Months Ended October 31,
	2012	2011
Net sales	$337,646	$349,508
Cost of products sold	173,026	181,677

Gross margin	164,620	167,831

Operating expenses:
Research and development	8,485	9,809
Selling, general and administrative	108,261	108,932
Loss (gain) on sales of businesses	3,438	—

Total operating expenses	120,184	118,741

Operating income	44,436	49,090

Other income and (expense):
Investment and other income (expense)	397	(202)
Interest expense	(4,163)	(5,047)

Income before income taxes	40,670	43,841

Income taxes	13,482	11,109

Net income	$27,188	$32,732

Per Class A Nonvoting Common Share:
Basic net income	$0.53	$0.62
Diluted net income	$0.53	$0.62
Dividends	$0.19	$0.185

Per Class B Voting Common Share:
Basic net income	$0.52	$0.60
Diluted net income	$0.51	$0.60
Dividends	$0.173	$0.168

Weighted average common shares outstanding (in thousands):
Basic	51,039	52,657
Diluted	51,312	52,954

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(Unaudited)
	October 31, 2012	July 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$321,309	$305,900
Accounts receivable—net	218,246	199,006
Inventories:
Finished products	67,992	64,740
Work-in-process	16,280	15,377
Raw materials and supplies	26,255	25,407

Total inventories	110,527	105,524
Prepaid expenses and other current assets	42,400	40,424

Total current assets	692,482	650,854

Other assets:
Goodwill	680,595	676,791
Other intangible assets	80,983	84,119
Deferred income taxes	46,627	45,356
Other	21,577	20,584

Property, plant and equipment:
Cost:
Land	8,892	8,651
Buildings and improvements	102,592	101,962
Machinery and equipment	296,561	292,130
Construction in progress	10,064	10,417

	418,109	413,160

Less accumulated depreciation	288,949	283,145

Property, plant and equipment—net	129,160	130,015

Total	$1,651,424	$1,607,719

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$105,348	$86,646
Wages and amounts withheld from employees	40,529	54,629
Taxes, other than income taxes	8,211	9,307
Accrued income taxes	12,153	14,357
Other current liabilities	44,686	40,815
Current maturities on long-term debt	61,264	61,264

Total current liabilities	272,191	267,018

Long-term obligations, less current maturities	259,729	254,944

Other liabilities	78,538	76,404

Total liabilities	610,458	598,366

Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,563,704 and 47,630,926 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	314,896	313,008
Earnings retained in the business	749,773	732,290
Treasury stock—3,387,783 and 3,245,561 shares, respectively of Class A nonvoting common stock, at cost	(93,535)	(92,600)
Accumulated other comprehensive income	72,178	59,411
Other	(2,894)	(3,304)

Total stockholders’ investment	1,040,966	1,009,353

Total	$1,651,424	$1,607,719

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(Unaudited)
	Three Months Ended
	October 31,
	2012	2011
Operating activities:
Net income	$27,188	$32,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,675	11,241
Deferred income taxes	(109)	4,399
Non-cash portion of stock-based compensation expense	4,399	3,591
Loss (gain) on sales of businesses	3,138	—
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(18,426)	(7,798)
Inventories	(8,141)	(7,156)
Prepaid expenses and other assets	(2,710)	(7,384)
Accounts payable and accrued liabilities	6,752	(21,814)
Income taxes	(2,548)	7,470

Net cash provided by operating activities	20,218	15,281
Investing activities:
Purchases of property, plant and equipment	(6,177)	(5,817)
Settlement of net investment hedges	—	(958)
Sales of businesses, net of cash retained	10,178	—
Other	(70)	(233)

Net cash provided by (used in) investing activities	3,931	(7,008)

Financing activities:
Payment of dividends	(9,704)	(9,690)
Proceeds from issuance of common stock	1,684	683
Purchase of treasury stock	(5,121)	(12,309)
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	400	456

Net cash used in financing activities	(12,741)	(20,860)

Effect of exchange rate changes on cash	4,001	(5,790)

Net increase (decrease) in cash and cash equivalents	15,409	(18,377)
Cash and cash equivalents, beginning of period	305,900	389,971

Cash and cash equivalents, end of period	$321,309	$371,594

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$4,953	$6,082
Income taxes, net of refunds	12,199	5,825

Information by regional segment for the three months ended October 31, 2012 and 2011 is as follows:

(in thousands)	Americas	EMEA	Asia-Pacific	Total Region	Corporate and Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
October 31, 2012	$148,692	$93,233	$95,721	$337,646	—	$337,646
October 31, 2011	$153,863	$97,356	$98,289	$349,508	—	$349,508

SALES GROWTH INFORMATION
Three months ended October 31, 2012:
Base	-0.7%	-3.2%	-2.5%	-1.9%	—	-1.9%
Currency	-1.1%	-5.7%	-0.1%	-2.1%	—	-2.1%
Acquisitions/Divestitures	-1.6%	4.7%	0.0%	0.6%	—	0.6%

Total	-3.4%	-4.2%	-2.6%	-3.4%	—	-3.4%

Three months ended October 31, 2011:
Base	5.7%	3.7%	-0.2%	3.5%	—	3.5%
Currency	0.4%	3.7%	5.5%	2.7%	—	2.7%
Acquisitions/Divestitures	-0.7%	-1.6%	2.1%	-0.2%	—	-0.2%

Total	5.4%	5.8%	7.4%	6.0%	—	6.0%

SEGMENT PROFIT (LOSS)
Three months ended:
October 31, 2012	$44,633	$23,567	$12,055	$80,255	$(1,973)	$78,282
October 31, 2011	$43,230	$26,299	$13,304	$82,833	$(3,263)	$79,570
Percentage increase (decrease)	3.2%	-10.4%	-9.4%	-3.1%		-1.6%

NET INCOME RECONCILIATION (in thousands)

	Three months ended:
	October 31, 2012	October 31, 2011
Total profit for reportable segments	$80,255	$82,833
Corporate and eliminations	(1,973)	(3,263)
Unallocated amounts:
Administrative costs	(30,408)	(30,480)
Loss (gain) on sales of businesses	(3,438)	—
Investment and other income (expense)	397	(202)
Interest expense	(4,163)	(5,047)

Income before income taxes	40,670	43,841
Income taxes	(13,482)	(11,109)

Net income	$27,188	$32,732

NON-GAAP MEASURES

(Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2013
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income	$27,188	$—	$—	$—	$27,188
Interest expense	4,163	—	—	—	4,163
Income taxes	13,482	—	—	—	13,482
Depreciation and amortization	10,675	—	—	—	10,675

EBITDA (non-GAAP measure)	$55,508	$—	$—	$—	$55,508

	Fiscal 2012
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income (loss)	$32,732	$(89,954)	$27,652	$11,659	$(17,911)
Interest expense	5,047	4,933	4,735	4,375	19,090
Income taxes	11,109	8,635	9,676	11,241	40,661
Depreciation and amortization	11,241	10,935	10,745	11,066	43,987
Impairment charge	—	115,688	—	—	115,688

EBITDA (non-GAAP measure)	$60,129	$50,237	$52,808	$38,341	$201,515

Diluted Earnings Per Share Excluding Losses on the Sales of Businesses:

This is a measure of the Company’s diluted net earnings per share excluding current year losses on the sales of businesses. We do not view these items to be part of our sustainable results. We believe this earnings per share measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth. The table below provides a reconciliation of diluted earnings per share to diluted earnings per share excluding losses on the sales of businesses:

	Three Months Ended October 31,
	2012	2011
Diluted Earnings per Share	$0.53	$0.62
Loss on the sale of Brady Medical	0.05	—
Loss on the sale of Varitronics	0.01	—

Diluted Earnings per Share Excluding Losses on the Sales of Businesses	$0.59	$0.62

All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Net Income Excluding Losses on the Sales of Businesses:

This is a measure of the Company’s net income excluding current year losses on the sales of businesses. We do not view these items to be part of our sustainable results. We believe this net income measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year net income growth. The table below provides a reconciliation of net income to net income excluding the losses on the sales of businesses:

	Three Months Ended October 31,
	2012	2011
Net Income	$27,188	$32,732
Loss on the sale of Brady Medical	2,577	—
Loss on the sale of Varitronics	638	—

Net Income Excluding Losses on the Sales of Businesses	$30,403	$32,732

All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.